[NEWCOURT LOGO]

                       CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Sale and Servicing Agreement, dated as of November 1, 1997, among the Servicer, Newcourt Receivables Corporation II, Newcourt Receivables Asset Trust 1997-1 and Manufacturers and Traders Trust Company, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 16th day of April, 1998.


                                       NEWCOURT FINANCIAL USA INC., as Servicer


                                       By: /s/ Daniel A. Jauernig
                                               ------------------
                                       Name:   Daniel A. Jauernig
                                       Title:  Chief Financial Officer

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                            Page 1

Beginning of Period:                              03/01/98
End of Period:                                    03/31/98
Payment Date:                                     04/20/98
Date of Report:                                   04/16/98


WATERFALL DISTRIBUTIONS

                                               Collections
                                                  Account
                                               -----------
Cash Collections                               20,285,491.79
Interest Earned on Collections Account             77,715.38
Interest Earned on Reserve Account                 32,837.62
Recoveries on Defaulted Contracts                 142,131.16
Servicer Advances (net of collections to
   reimburse prior Servicer Advances)                   0.00

------------------------------------------------------------------------------

Available Amount                               20,538,175.95

ALLOCATIONS

   (A)  Unreimbursed Servicer Advances                  0.00
   (B)  Servicing Fee                             237,483.91
   (C)  A-1 Interest                              339,735.48
   (D)  A-2 Interest                              444,366.40
   (E)  A-3 Interest                              544,868.30
   (F)  A-4 Interest                              862,921.79
   (G)  B Interest                                 98,629.19
   (H)  C Interest                                 58,499.77
   (I)  D Interest                                123,197.30
   (J)  A-1 Principal Payment Amount           17,828,473.81
   (K)  A-2 Principal Payment Amount                    0.00
   (L)  A-3 Principal Payment Amount                    0.00
   (M)  A-4 Principal Payment Amount                    0.00
   (N)  B Principal Payment Amount                      0.00
   (O)  C Principal Payment Amount                      0.00
   (P)  D Principal Payment Amount                      0.00
   (Q)  Reserve Fund Deposit                            0.00
   (R)  Excess to Certificateholders                    0.00

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                               Page 2

SERVICING & INTEREST CALCULATIONS



SERVICING FEE DUE                                                      A-4 INTEREST
   (a)  ADCB                            474,967,822.22                    (a) A-4 Rate                                 6.193%
   (b)  Servicing Fee Rate                      0.600%                    (b) 30                                           30
   (c)  30                                          30                    (c) 360                                         360
   (d)  360                                        360                    (d) Beginning A-4 Balance            167,205,901.00
   (e)  Current Servicing Due               237,483.91                    (e) Current Interest Due (a*d*b/c)       862,921.79

   (f)  Prior Month's Arrearage                   0.00                    (f) Prior Month's Arrearage                    0.00

   (g)  Total Servicing Due                 237,483.91                    (g) Total Interest Due                   862,921.79

A-1 INTEREST                                                           B INTEREST

   (a)  A-1 Rate                                5.815%                    (a) B Rate                                   6.320%
   (b)  Days in Period                              31                    (b) 30                                           30
   (c)  360                                        360                    (c) 360                                         360
   (d)  Beginning A-1 Balance            67,847,209.99                    (d) Beginning B Balance               18,727,061.00
   (e)  Current Interest Due (a*d*b/c)      339,735.48                    (e) Current Interest Due (a*d*b/c)        98,629.19

   (f)  Prior Month's Arrearage                   0.00                    (f) Prior Month's Arrearage                    0.00

   (g)  Total Interest Due                  339,735.48                    (g) Total Interest Due                    98,629.19

A-2 INTEREST                                                           C INTEREST

   (a)  A-2 Rate                                6.040%                    (a) C Rate                                   6.560%
   (b)  30                                          30                    (b) 30                                           30
   (c)  360                                        360                    (c) 360                                         360
   (d)  Beginning A-2 Balance            88,284,716.00                    (d) Beginning C Balance                10,701,178.00
   (e)  Current Interest Due (a*d*b/c)      444,366.40                    (e) Current Interest Due (a*d*b/c)         58,499.77

   (f)  Prior Month's Arrearage                   0.00                    (f) Prior Month's Arrearage                    0.00

   (g)  Total Interest Due                  444,366.40                    (g) Total Interest Due                    58,499.77

A-3 INTEREST                                                           D INTEREST

   (a)  A-3 Rate                                6.110%                    (a) D Rate                                   9.210%
   (b)  30                                          30                    (b) 30                                           30
   (c)  360                                        360                    (c) 360                                         360
   (d)  Beginning A-3 Balance           107,011,777.00                    (d) Beginning D Balance               16,051,766.00
   (e)  Current Interest Due (a*d*b/c)      544,868.30                    (e) Current Interest Due (a*d*b/c)       123,197.30

   (f)  Prior Month's Arrearage                   0.00                    (f) Prior Month's Arrearage                    0.00

   (g)  Total Interest Due                  544,868.30                    (g) Total Interest Due                   123,197.30

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                               Page 3

PRINCIPAL CALCULATIONS



CLASS A-1 PRINCIPAL AMOUNT
   (a)  Prior Month's Balance            67,847,209.99
   (b)  Amount Due                       67,847,209.99
   (c)  Amount Paid                      17,828,473.81

   (d)  Current Month's Ending Balance   50,018,736.18

CLASS A-2 PRINCIPAL AMOUNT                                             CLASS B PRINCIPAL AMOUNT

   (a)  Prior Month's Balance            88,284,716.00                    (a) Prior Month's Balance             18,727,061.00

   (b)  Beginning Principal All                                           (b) Beginning Principal
          Class A Notes                 362,502,394.00                          All Class B Notes               18,727,061.00
   (c)  Class A Percentage                   88.85246%                    (c) Class B Percentage                     4.59016%
   (d)  ADCB                            454,882,507.08                    (d) ADCB                             454,882,507.08
   (e)  Amount Due                                0.00                    (e) Amount Due                                 0.00
   (f)  Amount Paid                               0.00                    (f) Amount Paid                                0.00

   (g)  Current Month's Ending Balance   88,284,716.00                    (g) Current Month's Ending Balance    18,727,061.00

CLASS A-3 PRINCIPAL AMOUNT                                             CLASS C PRINCIPAL AMOUNT

   (a)  Prior Month's Balance           107,011,777.00                    (a) Prior Month's Balance             10,701,178.00
   (b)  Beginning Principal All                                           (b) Beginning Principal
          Class A Notes                 362,502,394.00                          All Class C Notes               10,701,178.00
   (c)  Class A Percentage                   88.85246%                    (c) Class C Percentage                     2.62295%
   (d)  ADCB                            454,882,507.08                    (d) ADCB                             454,882,507.08
   (e)  Amount Due                                0.00                    (e) Amount Due                                 0.00
   (f)  Amount Paid                               0.00                    (f) Amount Paid                                0.00

   (g)  Current Month's Ending Balance  107,011,777.00                    (g) Current Month's Ending Balance    10,701,178.00

CLASS A-4 PRINCIPAL AMOUNT                                             CLASS D PRINCIPAL AMOUNT

   (a)  Prior Month's Balance           167,205,901.00                    (a) Prior Month's Balance             16,051,766.00

   (b)  Beginning Principal All                                           (b) Beginning Principal
          Class A Notes                 362,502,394.00                          All Class D Notes               16,051,766.00
   (c)  Class A Percentage                   88.85246%                    (c) Class D Percentage                     3.93443%
   (d)  ADCB                            454,882,507.08                    (d) ADCB                             454,882,507.08
   (e)  Amount Due                                0.00                    (e) Amount Due                                 0.00
   (f)  Amount Paid                               0.00                    (f) Amount Paid                                0.00

   (g)  Current Month's Ending Balance  167,205,901.00                    (g) Current Month's Ending Balance    16,051,766.00


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                               Page 4

RESTRICTING EVENT CALCULATIONS


RESTRICTING EVENTS

a)                                      Over 60 Days
                                          Past Due                         ADCB
   Two Months Prior                     5,403,597.39                  489,755,923.84
   Prior Month                          5,427,371.05                  474,962,822.22
   Current Period                       5,175,704.85                  454,882,507.08

           Total                       16,006,673.29

           Delinquency Ratio                                                   1.13%

           Trigger Level                                                       3.00%

           RESTRICTING EVENT? (YES/NO)                                          NO



b)                                      Defaulted
                                        Contracts                     Recoveries             ADCB
   Five Months Prior                            0.00                            0.00     535,058,884.00
   Four Months Prior                            0.00                            0.00     523,421,355.63
   Three Months Prior                     640,247.32                            0.00     506,323,977.85
   Two Months Prior                     2,190,121.94                       96,224.20     489,755,923.84
   Prior Month                            668,252.00                      524,268.86     474,967,822.22
   Current Period                       1,756,705.18                      142,131.16     454,882,507.08

           Total                        5,255,326.44                      762,624.22

           2 times Defaults-Recoveries/Average ADCB                                               1.81%

           Trigger Level                                                                          3.00%

           RESTRICTING EVENT? (YES/NO)                                                              NO

c) A Notes Outstanding

       (A) Reserve Fund Balance                                                            8,025,883.00
       (B) Difference between ADCB and Class A Notes                                      42,361,376.90
       (C) (A + B)                                                                        50,387,259.90

           Target Subordination                                                           10,701,177.67

           RESTRICTING EVENT? (YES/NO)                                                              NO

   A Notes Retired

       (A) Reserve Fund Balance                                                            8,025,883.00
       (B) Reserve Fund Amount                                                             8,025,883.00

           RESTRICTING EVENT? (YES/NO)                                                               NO

           Has a Servicer Default or Event of
           Default occurred and is continuing?                                                       NO

           RESTRICTING EVENT? (YES/NO)                                                               NO

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                               Page 5

RESERVE FUND CALCULATIONS

RESERVE FUND

            Beginning Balance               8,025,883.00
            Required Balance                8,025,883.00
            Deposit/(Withdrawal)                    0.00
            Ending Balance                  8,025,883.00


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                               Page 6

BOND PRINCIPAL FACTORS


A-1                39.3611266%
A-2               100.0000000%
A-3               100.0000000%
A-4               100.0000000%
B                 100.0000000%
C                 100.0000000%
D                 100.0000000%
